Exhibit 99.1
Talen Names Terry Nutt Chief Executive Officer and Announces $1.5 Billion Accelerated Share Repurchase
Mac McFarland to retire as CEO at year-end and serve as senior advisor through March 2027
Upsizes share repurchase program to a total of $3.0 billion through 2028
HOUSTON, Sept. 29, 2026 – Talen Energy Corporation (“Talen,” the “Company,” “we,” or “our”) (NASDAQ: TLN), a leading independent power producer, today announced a planned CEO succession, $1.5 billion accelerated share repurchase transactions (“ASRs”) and an upsized $3.0 billion share repurchase program (“SRP”).

The Board of Directors (the “Board”) has named Terry Nutt as Talen’s next Chief Executive Officer (“CEO”), effective January 1, 2027. Mr. Nutt, currently Talen’s President, will also join the Board upon his appointment as CEO. Mac McFarland will remain CEO and a member of the Board through December 31, 2026, and will then serve as a senior advisor until his retirement in March 2027. The transition period is intended to support an orderly handoff and continuity in the Company’s strategy, operations and capital allocation priorities.
“Terry is the right leader to be Talen’s next CEO,” said Stephen Schaefer, Chairman of the Board. “He combines broad industry experience with deep knowledge of Talen’s assets, people and strategy. As President and previously as Chief Financial Officer, he has helped lead the Company’s operations, commercial activities and capital allocation. The Board has worked closely with Terry over the past three-plus years and has complete confidence in his ability to build on Talen’s strong performance and continue its focus on shareholder value.”
“I am honored to succeed Mac and grateful for his leadership and mentorship,” said Mr. Nutt. “As I prepare to lead Talen, my priorities are clear: maintain safe and reliable operations, execute Talen’s flywheel strategy and allocate capital with discipline. Today’s ASRs reflect that approach by reducing our share count at what we believe is an attractive free cash flow yield, while preserving liquidity and strategic flexibility.”
“It has been a privilege to work alongside Talen’s employees to build a company grounded in operational excellence and a relentless focus on creating value for our shareholders,” said Mr. McFarland. “What we have accomplished has been a true team effort — across our leadership and throughout Talen. Terry knows our company, our people, our markets and our opportunities, and he is the right person to lead this team forward. I look forward to supporting him and the entire team through the transition, and I am confident Talen is well positioned for continued success under his leadership.”
Mr. Schaefer added, “Mac’s vision, discipline and focus on results have had a lasting impact on Talen. Under his leadership, the Company strengthened its operations, expanded its growth opportunities and delivered substantial value for shareholders. On behalf of the Board, I thank Mac for his leadership and contributions.”
Jonathan Krautmann, Partner at Rubric Capital Management, added, “During Mac’s tenure, Talen built an exceptional record of disciplined execution and value creation, and we thank him for the foundation he has laid. As Talen’s largest actively managed shareholder, we are deeply invested in this management team and Board, and we have seen firsthand how integral Terry has been to that success — across the balance sheet, capital allocation and commercial strategy. We congratulate Terry on his appointment as CEO. We have full confidence in his leadership and strongly support him and the entire Talen team as they build on the Company’s momentum and continue to create value for all shareholders.”
“As a significant shareholder of Talen, Energy Capital Partners is proud of what the Company has accomplished and excited about its future,” said Andrew Gilbert, Partner at Energy Capital Partners. “We thank Mac for his leadership and the significant value he and the Talen team have created. Talen is well positioned, with an exceptional team and meaningful opportunities ahead. We congratulate Terry on his appointment and are confident he is the right leader to build on this foundation and guide Talen through its next phase of growth and value creation.”
About Terry Nutt
Mr. Nutt has more than 25 years of experience in the deregulated energy industry. He has served as Talen’s President since December 2025, overseeing the Company’s operations, commercial activities, administrative functions and external affairs. He previously served as Talen’s Chief Financial Officer from July 2023 through December 2025.
Before joining Talen, Mr. Nutt was Chief Financial Officer and Managing Director of EDF Trading North America from 2018 to 2023. Earlier, he held senior finance and risk management roles at Vistra Corporation and its predecessor entities. He earned an M.S. in Accounting and a B.B.A., summa cum laude, from Texas A&M University.
Mr. Nutt has entered into a new employment agreement reflecting his responsibilities as CEO. The agreement has an initial term through February 28, 2028, followed by automatic one-year renewals unless either party provides 90 days’ written notice of nonrenewal.

SRP and ASRs
The Board also increased the remaining capacity under Talen’s SRP to $3.0 billion through December 31, 2028. The authorization includes the $1.5 billion ASR agreements announced today, leaving $1.5 billion available for further repurchases through 2028, in addition to the ASRs and repurchases completed before today. Talen has repurchased 600,000 shares quarter-to-date in the third quarter of 2026.
The uncollared ASRs are expected to be completed by the end of the first quarter of 2027 and, at the current stock price, would repurchase more than 10% of Talen’s shares outstanding. The final number of shares repurchased pursuant to the ASRs will be based on the arithmetic average of the daily volume-weighted average prices of Talen’s common stock during the ASRs’ terms, less an agreed discount and subject to customary adjustments. The ASRs are expected to be accretive to free cash flow per share.
Talen expects to fund the ASRs principally through the monetization of approximately $1.5 billion of cleared capacity revenues associated with the PJM 2027/2028 and 2028/2029 delivery years. The capacity monetization was executed with Citi at a rate of SOFR + 200 basis points. The transaction brings forward a portion of contracted future cash flows while maintaining Talen’s liquidity position, consistent with its targeted net leverage ratio of 3.5x. Talen expects to meet the targeted net leverage level during the second half of 2027, and that level is expected to decline further as the associated capacity revenues are generated and the remaining obligation is reduced.
Talen forecasts approximately $4 billion of adjusted free cash flow from 2H 2026 through year-end 2028, supported by locked-in and highly visible cash flows. After giving effect to the monetized capacity revenues, the Company expects approximately $2.8 billion of adjusted free cash flow during that period, preserving capacity for additional repurchases, strategic investments and other value-enhancing opportunities.
“Talen’s strong balance sheet, durable cash flow outlook and disciplined capital allocation framework provide us with the flexibility to return substantial capital to shareholders while maintaining our financial strength,” said Cole Muller, Talen’s Chief Financial Officer. “This accelerated repurchase reflects our confidence in Talen and the strength of our future cash flows and allows us to acquire a meaningful number of shares at what we believe are highly attractive free cash flow yields. After executing this transaction, Talen will have bought back approximately one-third of the shares outstanding at emergence three years ago. We continue to have a direct line of sight to achieving our targeted net leverage ratio of 3.5x by the second half of 2027.”
Under the ASR agreements with Goldman Sachs & Co. LLC and Banco Santander, S.A., Talen will pay an aggregate of $1.5 billion and will initially receive approximately 4.0 million shares, or about 80% of the expected number of shares to be repurchased assuming the share price at market close on September 28, 2026. At final settlement, depending on the average of the daily volume-weighted average price of Talen’s common stock over the terms of the ASRs (less an agreed discount and subject to customary adjustments), Talen may receive additional shares or, in certain circumstances, be required to make a settlement payment in cash or shares at the Company’s election and subject to the terms of the agreements.
The timing and amount of any repurchases under the remaining $1.5 billion of SRP capacity will depend on market conditions, the Company’s capital needs and other factors. The Board’s approval of the $3.0 billion SRP capacity does not obligate Talen to repurchase any particular amount of common stock beyond the ASRs, and the SRP may be suspended, modified or discontinued at any time.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 15.5 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with generation in the Mid-Atlantic, Ohio, Indiana, and Montana. Our team is committed to generating power safely and reliably while delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
Investor Relations
Bill Appicelli
Senior Vice President, Investor Relations
InvestorRelations@talenenergy.com

Media
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, the leadership transition, the timing, size, completion, and impacts of the capacity monetization, ASR, and remaining SRP, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources, accounting matters, expectations, beliefs, plans, objectives, goals, strategies, future events or performance, shareholder returns and underlying assumptions.
Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations and are subject to numerous factors that present considerable risks and uncertainties.
Non-GAAP Financial Measures
This press release refers to adjusted free cash flow, which is not a financial measure prepared under GAAP. Non-GAAP financial measures do not have definitions under GAAP and may be defined and calculated differently by, and not be comparable to, similarly titled measures used by other companies. Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. Please see our August 5, 2026 earnings presentation for a definition of adjusted free cash flow, additional information regarding its uses and limitations, and a reconciliation to the most directly comparable GAAP measure.

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